UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(d)(2))
☐	Definitive Information Statement

CHINA HEALTH RESOURCE, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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CHINA HEALTH RESOURCE, INC.
343 Sui Zhou Zhong Road
Suining City, Sichuan Province, P.R. China
Telephone: (86-825) 239-1788
Facsimile: 212-671-1134

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of China Health Resource, Inc.:

This Information Statement is being furnished on or about February •, 2009 by the Board of Directors (the “Board”) of China Health Resource, Inc., a Delaware corporation (the “Corporation”), to the holders of record of the Corporation’s issued and outstanding Class A common stock, par value $0.01 per share (“Common Stock”), as of the close of business on February 10, 2009 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform holders of Common Stock that the Board considers the following proposals (the “Proposals”) to be in the best interests of the Corporation and its stockholders:

(1)	approval of the election of five Directors of the Corporation for the coming year;

(2)	approval of the ratification of the selection of Lake & Associates CPA’s LLC as the Corporation’s independent auditors for the year ending December 31, 2009;

(3)
approval of an amendment and restatement of the Corporation’s Certificate of Incorporation, attached hereto as Exhibit A, to: (a) effect a 2,500 to 1 reverse stock split of issued and outstanding Common Stock (the “Reverse Split”); (b) decrease the Common Stock’s par value to $0.001 per share; (c) eliminate the Class B common stock, par value $0.01 per share (the “Class B Stock”); and (d) authorize 50,000,000 shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”); and

(4)	approval of the Corporation’s 2009 Omnibus Incentive Plan (the “2009 Stock Plan”), attached hereto as Exhibit B.

On February 17, 2009, the Board unanimously approved the Proposals, and under the Delaware General Corporation Law (“Delaware Law”), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date is required to approve the Proposals. On February 17, 2009, in accordance with Delaware Law, the holders of a majority of the outstanding shares of Common Stock executed a written consent approving the Proposals, which will become effective on •, 2009, or at least 20 days following the distribution of this Information Statement. Holders of the Corporation’s Common Stock do not have appraisal or dissenter’s rights under Delaware Law in connection with the matters approved by stockholders in this Information Statement.

This Information Statement serves as notice of the foregoing actions is accordance with Section 228(e) of Delaware Law.

The close of business on February 10, 2009 is the Record Date for the determination of the holders of Common Stock entitled to receive this Information Statement with respect to the action by written consent approving the Proposals. As of the Record Date, the Corporation had (i) 500,000,000 shares of Common Stock and 8,334 shares of Class B common stock authorized and (ii) 142,288,894 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote on the matter submitted to the holders of Common Stock. This Information Statement is being furnished by the Corporation and is available on the Corporation’s website at http://www.chriglobal.com/.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

	By:	/s/ Jiayin Wang
Jiayin Wang
President

February •, 2009

CHINA HEALTH RESOURCE, INC.
343 Sui Zhou Zhong Road
Suining City, Sichuan Province, P.R. China
Telephone: (86-825) 239-1788
Facsimile: 212-671-1134

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished on or about February •, 2009 by the Board of Directors (the “Board”) of China Health Resource, Inc., a Delaware corporation (the “Corporation”), to the holders of record of the Corporation’s issued and outstanding Class A common stock, par value $0.01 per share (“Common Stock”), as of the close of business on February 10, 2009 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also providing notice to our stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware (“Delaware Law”) that certain of our stockholders took action as described below by written consent. The purpose of this Information Statement is to inform holders of Common Stock that the Board considers the following proposals (the “Proposals”) to be in the best interests of the Corporation and its stockholders:

(1)	approval of the election of five Directors of the Corporation for the coming year;

(2)	approval of the ratification of the selection of Lake & Associates CPA’s LLC as the Corporation’s independent auditors for the year ending December 31, 2009;

(3)
approval of an amendment and restatement of the Corporation’s Certificate of Incorporation, attached hereto as Exhibit A, to: (a) effect a 2,500 to 1 reverse stock split of issued and outstanding Common Stock (the “Reverse Split”); (b) decrease the Common Stock’s par value to $0.001 per share; (c) eliminate the Class B common stock, par value $0.01 per share (the “Class B Stock”); and (d) authorize 50,000,000 shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”); and

(4)	approval of the Corporation’s 2009 Omnibus Incentive Plan (the “2009 Stock Plan”), attached hereto as Exhibit B.

The Corporation has authorized 500,000,000 shares of Common Stock and 8,334 shares of Class B Stock issued, both par value $0.01 per share. Of the 500,008,334 shares, there are currently 142,288,894 shares of Common Stock currently outstanding and no shares of Class B Stock outstanding. Each of the outstanding share of Common Stock is entitled to one vote. The Proposals were adopted on February 17, 2009 by the written consent of the holders of 81,299,670 shares of Common Stock (57%), representing a majority in interest in the Corporation’s outstanding Common Stock and will be submitted to the Secretary of the Corporation on or about •, 2009 or at least 20 days following the distribution of this Information Statement (the “Effective Date”). If the Proposals had not been adopted by written consent, the Corporation would have been required to submit the Proposals to its stockholders at an annual or special stockholders’ meeting convened for approval.

Pursuant to Section 228 of Delaware Law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders. Holders of the Corporation’s Common Stock do not have appraisal or dissenter’s rights under Delaware Law in connection with the matters approved by stockholders in this Information Statement.

Under applicable federal securities laws, the Proposals cannot be effected until at least 20 calendar days following the date this Information Statement has been provided to the Corporation's stockholders. This Information Statement is being furnished by the Corporation and is available on the Corporation’s website at http://www.chriglobal.com/.

The date on which this Information Statement will first be available to the stockholders is on or about February •, 2009. The Board has fixed the close of business on the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2008 and December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Wang, Jiayin President, Director (1)	2008	$29,274.00	$12,726.00	-	$42,000.00
Chen, Jiang Principal Executive Officer, Director	2008 2007	$8,000.00 $8,000.00	-	-	-
Zhou, Yi Principal Financial Officer, Director (2)	2008	$11,710.00	$3,290.00	-	$15,000.00
Wang, Jiguang, Former President, Former Director (3)	2008 2007	$10,000.00 $10,000.00	-	-	$10,000.00 $10,000.00
Zhong, Ying Former Chief Financial Officer, Former Director (4)	2008 2007	$10,000.00 $10,000.00	-	-	$10,000.00 $10,000.00

(1) Mr. Jiayin Wang’s employment with the Corporation as President commenced in October 20, 2008.

(2) Mr. Yi Zhou’s employment with the Corporation as Principal Financial Officer commenced in October 20, 2008.

(3) Mr. Jiguang Wang’s employment with the Corporation terminated in October 20, 2008.

(4) Ms. Zhong’s employment with the Corporation terminated in October 20, 2008.

Summary of Executive Compensation

Jiayin Wang. On October 20, 2008, Mr. Jiayin Wang accepted the Corporation’s offer regarding his employment with the Corporation as its President and director of the Board. Mr. Wang will serve a three-year term as the President and a Director of CHRI, and received an annual salary of RMB200,000, or approximately U.S.$29,274 for the fiscal year 2008, based upon the closing foreign exchange rate published by Bloomberg on February 5 2009 of U.S.$1.00 = RMB 6.832 (the “RMB Rate”). Mr. Jiayin Wang also received U.S.$12,726 as a signing bonus.

Chen, Jiang. In 2006, Mr. Jiang Chen accepted the Corporation’s offer regarding his employment with the Corporation as its Chief Executive Officer and director of the Corporation. Mr. Chen received an annual salary of U.S.$8,000 for each of the fiscal year 2008 and 2007.  Mr. Chan does not have a written employment agreement with the Corporation.

Yi Zhou. On October 20, 2008, Mr. Yi Zhou accepted the Corporation’s offer regarding his employment with the Corporation as its Chief Financial Officer and director of the Corporation. Mr. Zhou will serve a one-year term as the Chief Financial Officer and a Director of the Corporation and will receive an annual salary of RBM80,000, or approximately U.S.$11,710 for the fiscal year 2008, based upon the RMB Rate. Mr. Yi Zhou also received U.S$3,290 as a signing bonus.

Jiguang Wang. On October 20, 2008, Mr. Jiguang Wang resigned as the Corporation’s President and director of the Corporation. Mr. Jiguang Wang informed the Board that his health could no longer allow him to devote the time that would be required of him as the Corporation’s President and Director. Mr. Jiguang Wang received total compensation of U.S.$10,000 for each of fiscal year 2008 and 2007. There is no severance or termination agreement.

Ying Zhong. On October 20, 2008, Ms Ying Zhong resigned as the Corporation’s Chief Financial Officer and director of the Corporation. Ms Ying Zhong received total compensation of U.S.$10,000 for each of fiscal year 2008 and 2007. There is no severance or termination agreement.

Other than the agreements mentioned herein, the Corporation has no employment agreements with any of our named executive officers, nor do we have any compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Corporation or from a change-in-control of the Corporation or a change in the named executive officer's responsibilities following a change-in-control wherein the amount involved, including all periodic payments or installments, exceeds $100,000.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding options, warrants or rights to acquire shares of our common stock under plans either approved, or not approved, by our stockholders. Board members will be eligible to participate in the 2009 Stock Plan after the Effective Date.

Compensation of Directors

The table below summarizes the cash compensation earned and options to purchase Common Stock granted to all persons who served as a non-employee Director of the Corporation in fiscal 2008:

Name	Fees Earned or Paid in Cash	Stock Award ($)	Option Awards	Non-equity incentive plan compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation	Total
Wang, Jiayin	$42,000.00	-	-	-	-	-	$42,000.00
Chen, Jiang	$8,000.00	-	-	-	-	-	$8,000.00
Zhou, Yi	$15,000.00	-	-	-	-	-	$15,000.00
Wang, Gewi	$8,000.00	-	-	-	-	-	$8,000.00
Wang, Bing	$6,000.00	-	-	-	-	-	$6,000.00

Compensation for directors during fiscal year 2008 consisted of an annual retainer and fees for attending meetings. For the year ended December 31, 2008, there were no equity grants for compensation to the Corporation’s current or former non-employee directors. Mr. Jiguang Wang and Ms. Ying Zhong resigned as a director and an officer of the Corporation effective October 20, 2008. Each of Mr. Jiayin Wang and Mr. Yi Zhou became a director and officer of the Corporation effective October 20, 2008. Usually, the Board reviews the level of compensation it receives for its service every year. The Board may take action at any time to amend the amount or type of compensation it receives.

Employment Contracts, Termination of Employment and Change-in-Control Provisions

At a special meeting of the Board on October 20, 2008, Mr. Jiguang Wang resigned as the Corporation’s President and Director with immediate effect. Mr. Jiguang Wang informed the Board that his health could no longer allow him to devote the time that would be required of him as the Corporation’s President and Director. At the same special meeting, Ms. Ying Zhong resigned from the Corporation as its Chief Financial Officer and Director for personal reasons, also with immediate effect. There were no disputes or disagreements between the Board and either of Mr. Wang or Ms. Zhong that led to the resignations.

In light of the resignations, the Board agreed to appoint Mr. Jiayin Wang as its President and a Director, and Mr. Yi Zhou as its Chief Financial Officer and a Director.  Their respective employment arrangements are discussed above under “Summary of Executive Compensation.”

Fees Billed For Audit and Non-Audit Services

The following table represents the aggregate fees billed for professional audit services rendered to the independent auditor, Lake & Associates CPA’s LLC, for our audit of the annual financial statements for the years ended December 31, 2008 and 2007. Audit fees and other fees of auditors are listed as follows:

Year Ended December 31	2008	2007

Audit Fees (1)	$42,000	$42,000
Audit-Related Fees (2)	--	--
Tax Fees (3)	--	--
All Other Fees (4)	--	--
Total Accounting Fees and Services	$42,000	$42,000

(1)
Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy For Audit and Non-Audit Services

We do not have a standing audit committee, and the full Board performs all functions of an audit committee, including the pre-approval of all audit and non-audit services before we engage an accountant. All of the services rendered to us by the Independent Auditors were pre-approved by the Board.

We are presently working with our legal counsel to establish formal pre-approval policies and procedures for future engagements of our accountants. The new policies and procedures will be detailed as to the particular service, will require that the Board or an audit committee thereof be informed of each service, and will prohibit the delegation of pre-approval responsibilities to management. It is currently anticipated that our new policy will provide (i) for an annual pre-approval, by the Board or audit committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, will be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or audit committee, before management engages the auditors for any such purposes. These policies and procedures may authorize the Board or audit committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals shall be contingent on a finding, by the Board, audit committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor's independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of U.S. Securities and Exchange Commission (the “SEC”).

Board of Directors Report

The Board met and held discussions with management and its independent auditors. Management represented to the Board that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Board has reviewed and discussed the consolidated financial statements with management and the Independent Auditors. The Board discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Independent Auditors also provided the Board with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Board discussed with the Independent Auditors and management the auditor’s independence, including with regard to fees for services rendered during the 2008 fiscal year and for all other professional services rendered by the Corporation’s Independent Auditors. Based upon the Board’s discussion with management and the Independent Auditors and the Board’s review of the representations of management and the report of the Independent Auditors to the Board, the Board recommended the inclusion of the financial information disclosed herein.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Corporation’s Common Stock as of the Record Date (except as otherwise indicated) by:

•	each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•	each of our current Directors and executive officers; and
•	all current Directors and executive officers as a group.

Applicable percentage of ownership is based upon 142,288,894 shares of Common Stock issued and outstanding as of the Record Date. Beneficial ownership is determined in accordance with applicable the SEC rules. As noted in the table below, Mr. Guo has the right to acquire 12,500,000 shares of Common Stock within the next 60 days through the automatic conversion of the Amended Note described under the section titled “Transactions with Related Persons, Promoters, and Certain Control Person” hereunder. Other than the automatic conversion stated above, there are no other options or warrants for shares of Common Stock which are currently exercisable or exercisable within 60 days of the Record Date. Unless stated otherwise, the business address for each person named is that of the Corporation.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class(1)
Class A Common Stock	Guo, Lei (2) No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, the People’s Republic of China	55,512,000	35.86%
Class A Common Stock	Zheng, ZhiMin Xili Liulitun, Chaoyang District, Beijing, People’s Republic of China	22,122,488	14.29%
Class B Common Stock	None	-	0.00%
______________________

(1)
This percentage is a fraction with its denominator as 154,788,894 shares of the Corporation’s Common Stock (the sum of 142,288,894 outstanding shares, as set forth in the Corporation’s Amended Current Report on Form 8-K/A filed on January 26, 2009, plus 12,500,000 shares acquired or to be acquired by Mr. Guo on March 30, 2009.

(2)
Guo, Lei (the “Trustee”) is acting as the trustee on behalf of Yinfa Resource Development Co., Ltd., a PRC company (“Yinfa Resource”), of which the Corporation’s President, Mr. Jiayin Wang, is the controlling stockholder and founder of Yinfa Resource. Mr. Jiayin Wang is the indirect beneficial owner of the Trustee’s shares of the Corporation.

Security Ownership of Directors and Executive Officers

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class (2)
Class A Common Stock	Wang, Jiayin President	43,000,000(1)	27.78%
Class A Common Stock	Chen, Jiang Principal Executive Officer	-	-
Class A Common Stock	Zhou, Yi Principal Financial Officer	-	-
Class A Common Stock	Wang, Gewi Director	-	-
Class A Common Stock	Wang, Bing Director	-	-
Class A Common Stock	All Directors and executive officers as a group (five persons)	-	-
Class B Common Stock	None	-	0.00%
______________________

(1)
This amount includes 43,000,000 shares of Common Stock held by the Trustee, pursuant to a Property Trust Agreement under Chinese law, dated December 16, 2008, over which Yinfa Resource, as Trustor, retains sole dispositive and voting control. Mr. Jiayin Wang is the controlling stockholder and founder of YinFa Resource and, consequently, is the indirect beneficial owner of the shares of Common Stock held by the Trustee. This amount includes 12,500,000 shares of Common Stock that will be issued to the Trustee on March 30, 2009 pursuant to an Amended and Restated Convertible Promissory Note, original issue date December 30, 2008.

(2)
This percentage is a fraction with its denominator as 154,788,894 shares of the Corporation’s Common Stock (the sum of 142,288,894 outstanding shares, as set forth in the Corporation’s Amended Current Report on Form 8-K/A filed on January 26, 2009, plus 12,500,000 shares acquired or to be acquired by the Trustee as set forth in Note 1 above.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

There have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average total assets of the Corporation at year-end for the last three completed fiscal years in which any of our Directors, executive officers or beneficial holders of more than 5% of the outstanding shares of Common Stock, or any of their respective relatives, spouses, associates or affiliates, had has or will have any direct or material indirect interest, except as follows:

On December 19, 2008, the Corporation and Mr. Lei Guo, as a trustee (the “Trustee”), entered into a Contract of Lease of Property (the “Lease Agreement”) for forestry property (the “Leased Property”) of approximately 3,262 acres located in Heiwengtang Valley, Xianping Forestry, Pingwu County, Mianyang City, Sichuan Province, People’s Republic of China (“PRC”). The Trustee, a PRC citizen, holds the Leased Property pursuant to a Property Trust Agreement under Chinese law, dated December 16, 2008 (the “Trust”), the trustor and beneficiary of which is Sichuan Yinfa Resource. The Corporation’s President, Mr. Jiayin Wang, is the controlling stockholder and founder of Yinfa Resource.

The Corporation will use the Leased Property for commercial planting. The term of the Lease Agreement began on December 30, 2008 and will expire on December 30, 2039. The Trustee had delivered the Leased Property to the Corporation on December 30, 2008. The fixed rent under the Lease Agreement is US$5,775,994 for the full lease term, which US$5,710,994 is subject to a Convertible Promissory Note, original issue date December 30, 2008, as amended and restated on January 21, 2009 (the “Amended Note”), as described below. The remaining balance was paid on December 30, 2009 through the issuance of 43,000,000 shares of the Corporation’s Common Stock to the Trustee. The Amended Note and the shares of Common Stock were issued in reliance upon an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, in accordance with Regulation S.

The Amended Note is issued to the Trustee on December 30, 2008, in the principal amount of US$5,710,994, with interest at the rate of 4% per annum. The outstanding principal amount and accrued interest under the Amended Note are automatically convertible into the Corporation’s Common Stock in four tranches over a period of two years, at the conversion rate based upon the at the following fixed prices mutually agreed by the Borrower and the Holder (each fixed price, the “Conversion Price”).  The Conversion Price is not subject to any adjustment in the event of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares.  The Mandatory Conversion shall be implemented as follow:

(1)	On March 30, 2009, outstanding principal in the amount of $2,500,000, plus accrued and unpaid interest to the date of conversion, at the Conversion Price of $0.20 per share of the Common Stock;

(2)	On December 30, 2009, outstanding principal in the amount of $1,000,000, plus accrued and unpaid interest to the date of conversion, at the Conversion Price of $0.40 per share of the Common Stock;

(3)	On March 30, 2010, outstanding principal in the amount of $1,000,000, plus accrued and unpaid interest to the date of conversion, at the Conversion Price of $1.00 per share of the Common Stock; and

(4)
On December 30, 2010, the balance of the outstanding principal in the amount of $1,210,994, plus accrued and unpaid interest to the date of conversion, at the Conversion Price of $1.50 per share of the Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange, requires the Corporation’s officers and Directors, and persons who beneficially own more than ten percent of a registered class of the Corporation’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Such Reporting Persons are required by the SEC rules to furnish the Corporation with copies of all Section 16 forms they file. Based solely on its review of the copies of such filings and written representations from the Corporation’s Directors and executive officers, the Corporation believes that during the fiscal year ended December 31, 2008, the following filings were late: Mr. Jiayin Wang filed one late report covering a total of one late transaction; Mr. Yi Zhou filed one late report covering a total of one late transaction; and Mr. Lei Guo filed one late report covering a total of one late transaction. Additionally, during the past three fiscal years, Section 16(a) filing requirements were met except for the following late filings Mr. Jiang Chen filed one late report covering a total of one late transaction; Mr. Gewi Wang filed one late report covering a total of one late transaction; Mr. Bing Wang filed one late report covering a total of one late transaction; Mr. Ying Zhong filed one late report covering a total of one late transaction; and Mr. Jiguang Wang filed one late report covering a total of one late transaction.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for all its Directors, executive officers and employees.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined, in accordance with NASDAQ Marketplace Rule 4200(a)(15), that each of the following Directors is an “independent Director” as such term is defined in NASDAQ listing standards: Messrs. Gewei Wang and Bing Wang.

Board Meetings and Committees; Annual Meeting Attendance

During the fiscal year ended December 31, 2008, the Board held four meetings. During the year, each of the Corporation’s Directors attended at least 75% of the aggregate of the total number of meetings of the Board. Directors are encouraged to attend the annual meeting of stockholders but are not required to do so.

The Board does not have any standing audit committee or committee performing similar functions. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of our financial statements. The Board examined the SEC’s definition of “audit committee financial expert” and concluded that we do not currently have a person that qualifies as such an expert. We are not in a position at this time to attract, retain and compensate additional Directors in order to acquire a Director who qualifies as an “audit committee financial expert,” but we intend to retain an additional Director who will qualify as such an expert, as soon as reasonably practicable. While none of our current Directors meet the qualifications of an “audit committee financial expert,” each of our Directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, we believe that our current Directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

The Board does not have any standing nominating or compensation committee, or committees performing similar functions. The Board believes it is not necessary to have a standing nominating or compensation committee because the functions of such committees are adequately performed by the Board. All members of the Board participate in the consideration of Director nominees and of executive officer and Director compensation.

Shareholder Communications

The Corporation provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Corporation’s Web site at http://www.chriglobal.com/.

ITEM 1: ELECTION OF DIRECTORS

The written consents to be submitted to the Secretary of the Corporation on the Effective Date will include the election of the Corporation’s existing five Directors for a period of one year and until his or her successor is duly elected and qualified. All of such nominees are now Directors of the Corporation, having been previously elected as Directors by the stockholders of the Corporation or appointed by the Board. The Board recommended that stockholders approve the election of all nominees and a majority of the stockholders approved the election of all nominees. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the written consent presently intend to vote for a substitute nominee designated by the Board. The information concerning the nominees and their shareholdings has been furnished by them to the Corporation.

Director Nominees

The nominees for Director and their ages are as follows:

Chen, Jiang	35	Chief Executive Officer, Director
Wang, Jiayin	55	President, Director
Zhou, Yi	41	Chief Financial Officer, Director
Wang, Gewei	40	Independent Director
Wang, Bing	34	Independent Director

Mr. Chen, Jiang has served as our Chief Executive Officer and as director of the Corporation since 2006. In 1995 he earned his Bachelor of Arts in Commercial Economics from Sichuan University. In 2003, Mr. Chen received a Master of Business Administrative from Sichuan University. Mr. Chen has extensive business management and Chinese regulatory experience focusing on business strategies, corporate development and corporate growth strategies. In the last six years, Mr. Chen has been the chief executive office of Cheng Du Leader Investment Company Limited, a company located in the PRC. Cheng Du Leader Investment Company Limited’s principal business involves investment in media, real estate and movie production in mainland China. Mr. Chen also served as the senior manager in several other companies involved in investment management, media, real estate and merchandise training.

Mr. Wang, Jiayin has served as our President and as director of the Corporation since October 20, 2008. He founded YinFa Resource, an affiliate of the Corporation in 2001 and has continuously served as its president and chairman. Mr. Wang has been the People’s Senator of Suining City, Sichuan Province, the People’s Republic of China (“PRC”) since 1995 and the Chairman of Sichuan Province DAR Association since 2001. Mr. Wang was named Excellent Entrepreneur of Sichuan Province in 2004, National Entrepreneur Star Award in 2001 and 2004, Entrepreneur Star of Sichuan Province in 2001 and 2004 and Top Ten Entrepreneur Star of Suining City in 2005, among many other awards.

Mr. Zhou, Yi has served as our Chief Financial Officer and as director of the Corporation since October 20, 2008. Mr. Zhou has been a Certified Public Accountant in China since 1999. Mr. Zhou graduated from University of Finance and Economics in China, with a degree in Financial Accounting. Mr. Zhou has over ten years of financial and accounting working experience. He worked as chief financial officer for HongFei Real Estate Co. Ltd. from 1999 to 2004, and as chief financial officer for BeiXing Co. Ltd. from 2004 to 2007.

Mr. Wang, Gewei has served as our Independent Director of the Corporation since 2006. In 1991, he earned a Bachelor of Arts in Chinese literature from Renmin University of China. Mr. Wang has extensive experience as an investment banker. He is currently the chief executive officer of Sichuan Tian Yi Investment Consulting Management Company Ltd.

Mr. Wang, Bing has served as our Independent Director of the Corporation since 2006. Mr. Wang has extensive experience in business and investment management. Mr. Wang has a strong professional relationship with the Sichuan provincial government and the Suining municipal government.

ITEM 2: RATIFICATION OF THE BOARD’S SELECTION OF
LAKE & ASSOCIATES CPA’S LLC,
AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2009

The written consents to be submitted to the Secretary of the Corporation on the Effective Date will include the ratification of the Board’s selection of Lake & Associates CPA’s LLC as the independent registered public accounting firm for the Corporation for 2009. Lake & Associates CPA’s LLC has been the Corporation's independent auditors since December 31, 2006. Although not required by the Corporation’s Certificate of Incorporation or By-laws, as amended and restated, the Board deemed it to be in the best interests of the Corporation and its stockholders to submit to the stockholders a proposal to ratify the appointment of Lake & Associates CPA’s LLC. The Board recommended that stockholders ratify such appointment and a majority of the stockholders approved such ratification.

ITEM 3: AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

The written consents to be submitted to the Secretary of the Corporation on the Effective Date will include the approval of amendments to the Corporation’s Certificate of Incorporation to (1) effect a 2,500:1 reverse stock split (the “Reverse Split”) of the Corporation’s issued and outstanding Common Stock; (2) decrease the par value of the Common Stock from $0.01 to $0.001per share; (3) eliminate the Class B Stock and (4) authorize 50,000,000 shares of blank-check Preferred Stock of the Common Stock, par value $0.001 per share (together, the “Recapitalization”). The newly authorized Preferred Stock will be “blank check” shares, meaning that the Board will have the authority to determine the rights, preferences and limitations associated with the shares, without having to seek a vote of stockholders. The Board recommended a vote in favor of the proposal to amend and restate the Certificate of Incorporation and a majority of the stockholders voted in favor of the proposal.

Reasons for Approving the Recapitalization

The Board of the Corporation believes that the Recapitalization is in the best interests of the Corporation and its stockholders to provide the Corporation with flexibility in pursuing its long-term business objectives. The primary reasons for the Recapitalization are:

•
Management expects that in the future it will pursue opportunities to obtain the capital that the Corporation needs in order to implement fully its business plan. A reserve of both Common and Preferred Stock available for issuance from time to time will enable the Corporation to entertain a broad variety of financing proposals and to increase the marketability and liquidity of both the Common and the Preferred Stock.

•
Management may utilize the Common and Preferred Stock in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. The Preferred Stock may be particularly useful for the Corporation’s purposes, because of the power of the Board to grant rights and preferences to the holders of the Preferred Stock, including dividend, liquidation and voting preferences.

An additional reason for the Recapitalization and, in particular, the Reverse Split, relates to the current low market price of the Corporation’s Common Stock. The Corporation will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board has come to the conclusion that an increase in the market price of the Common Stock may enhance the marketability of the Common Stock and thereby improve the Corporation’s prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Corporation's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon lower-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Furthermore, the recent market price for the Corporation’s Common Stock has been only less than one penny per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board believes that these issues are best addressed by an increase in the inherent value per share of Common Stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, the Corporation is not likely to obtain any additional financing, particularly in light of current financial market dynamics. Accordingly, the Board believes that the Reverse Split is essential to the Corporation’s prospects for raising financing through the sale of its Common Stock or derivative securities. Although there can be no assurance that the price of the Common Stock after the Reverse Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse Split is intended to result in a price level for the Common Stock that will increase investor interest and reduce resistance of brokerage firms to recommend the Common Stock.

There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split. Thus, the Board reserves the right, notwithstanding the stockholders’ approval and without further action by the stockholders, not to proceed with the Reverse Split if, at any time prior to filing the Amended and Restated Certificate of Incorporation, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Corporation and its stockholders.

The Reverse Split may leave certain stockholders with one or more "odd lots" of Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

At the present time, the Board has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the shares of Common and Preferred Stock that will be available for issuance after the Recapitalization.

After the Reverse Split there will be approximately 58,624 shares of Common Stock issued and outstanding. In addition, under the Amended and Restated Certificate of Incorporation, the par value of the Common Stock will be reduced from $0.01 to $0.001 per share.

General Effect of the Recapitalization

The effect of the Reverse Split will be to reduce the number of shares of outstanding Common Stock. Consummation of the Reverse Split will not alter the number of authorized shares of Common Stock, nor alter the validity or transferability of stock certificates presently outstanding. The holders of the New Common Stock (as defined below) will have the same relative rights following the Effective Date of the Reverse Split as they had before the Effective Date.

The table below shows the cumulative effect of the Recapitalization on the Corporation’s Common Stock outstanding at the Record Date, as well as the number of Preferred Stock that will be available for issuance after the Recapitalization. The column labeled “After Recapitalization” does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

	Prior to Recapitalization	After Recapitalization
Shares of Common Stock:
Authorized	500,000,000	500,000,000
Issued and Outstanding	142,288,894	58,624
Available for Issuance	537,711,106	499,941,376
Shares of Preferred Stock
Authorized	-0-	50,000,000
Issued and Outstanding	-0-	-0-
Available for Issuance	-0-	50,000,000

With respect to the Preferred Stock, the Board will be authorized to issue Preferred Stock without having to obtain the approval of the Corporation’s stockholders. The Board will also have the authority to provide for the issuance of such shares in one or more series, and to establish the number of shares in each series and the designation, relative rights, preferences and limitations of the shares in each series. Delaware Law requires that the Board use its reasonable business judgment in determining the rights and preferences of the Preferred Stock, as well as the consideration the Corporation will receive in exchange for issuing the shares. Nevertheless, preferred stock typically has rights and preferences greater than those associated with common stock. Therefore, the issuance of the Preferred Stock by the Corporation could be disadvantageous to holders of the Corporation’s Common Stock in one or more of the following ways:

•
The issuance of the Preferred Stock could diminish the value of Common Stock now outstanding, if the rights and preferences associated with the Preferred Stock exceed those associated with the Common Stock.

•
The issuance of shares of Preferred Stock that are convertible into Common Stock could result in the dilution of the value of the Common Stock now outstanding, if the conversion price were less than the current market price of our Common Stock.

The Recapitalization with the resulting change in the number of shares available for issuance is not being effected for the purpose of impeding any takeover attempt, and management is not aware of any person who is acquiring or plans to acquire control of the Corporation. Nevertheless, the power of the Board, without stockholder approval, to provide for the issuance of Preferred Stock having rights and preferences to be determined by the Board has potential utility as a device to discourage or impede a takeover of the Corporation. In the event that a non-negotiated takeover were attempted, the private placement of Preferred Stock into “friendly” hands, or the issuance of Preferred Stock upon terms very favorable to the preferred stockholder, for example, could make the Corporation unattractive to the party seeking control of the Corporation. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Recapitalization Will Be Effected

The officers of the Corporation will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Recapitalization. In order to effect the Reverse Split, the Amended and Restated Certificate of Incorporation will provide that each 2,500 shares of Common Stock outstanding at the close of business on the effective date of the filing, which is expected to be on or about •, 2009, will be exchanged for one post-Reverse Split share of the Corporation’s common stock (“New Common Stock”). Promptly after the date the Recapitalization is effected, the Corporation will give notice to holders of record of shares of Common Stock that the Reverse Split has become effective and will include with such notice instructions as to how the Corporation's stockholders may surrender for exchange any stock certificates presently held by them for new certificates representing the number of shares of Common Stock after the Reverse Split.

No fractional shares of common stock would be issued as a result of the Reverse Split, if any. Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share.

Upon filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the outstanding certificates representing shares of the Corporation’s Common Stock will automatically representing an equivalent number of shares of New Common Stock. Every stockholder who surrenders a certificate representing shares of Common Stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock. The name and address of the transfer agent for the Corporation is Guardian Registrar & Transfer, Inc., 7951 South West 6th Street, Suite 216, Plantation, FL 33324. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the filing of the Amended and Restated Certificate of Incorporation to evidence ownership of New Common Stock in the appropriately redeemed whole number of shares.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Split

The Corporation believes that the Federal income tax consequences of the Reverse Split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Common Stock will equal the tax basis of the Common Stock exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Common Stock will include the holding period of the Common Stock if such Common Stock were held as capital assets.

(iv) The conversion of the Common Stock into the New Common Stock will produce no taxable income or gain or loss to the Corporation.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Corporation’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE CORPORATION WITH RESPECT TO THE REVERSE SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE

Backup Withholding

The Corporation may be subject to backup withholding tax on any fractional share of New Common Stock received by non-U.S. stockholders. The percentage of backup withholding would be subject to each non-U.S. stockholder's country in which he or she may reside. Backup withholding will not apply, however, to a non-corporate U.S. holder who timely furnishes a correct taxpayer identification number and certifies that the non-corporate U.S. holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or is otherwise exempt from backup withholding. If a non-corporate U.S. holder provides an incorrect taxpayer identification number on IRS Form W-9 or a substantially similar form, the non-corporate U.S. holder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the non-corporate U.S. holder's federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

ITEM 4: APPROVAL AND ADOPTION OF THE CORPORATION’S
2009 STOCK PLAN

The written consent of a majority of our stockholders to be submitted to the Secretary of the Corporation on the Effective Date will include the approval of the Corporation’s 2009 Stock Plan. The Board believes that appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive rewards to the Corporation’s performance, to encourage employee ownership in the Corporation, and to align the interests of our employees, consultants and Directors to those of our stockholders. The approval of the 2009 Stock Plan will enable us to provide such incentives. The Board recommended that stockholders approve the 2009 Stock Plan and a majority of the stockholders approved the 2009 Stock Plan by written consent. The 2009 Stock Plan will become effective on the Effective Date.

Description of the 2009 Stock Plan

The following is a summary of the material features of the 2009 Stock Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2009 Stock Plan, which is attached to this Information Statement as Exhibit B.

Purposes of the 2009 Stock Plan. The purposes of the 2009 Stock Plan are to attract, retain and reward employees, Directors and consultants, to provide additional incentives to these employees, Directors and consultants by aligning their interests with those of our stockholders and to promote our success and business.

Administration. The 2009 Stock Plan will be administered by the independent Directors of the Board or their designee (either, as applicable, referred to as the “committee”). The 2009 Stock Plan gives the committee discretion to make awards under the 2009 Stock Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the 2009 Stock Plan, and to make other determinations and take other actions necessary or advisable for administering the 2009 Stock Plan and effectuating its purposes.

The committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the authority to select individuals (other than executive officers and Directors) to receive awards under the 2009 Stock Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility. Employees, Directors and consultants of the Corporation and its subsidiaries and affiliates are eligible to participate in the 2009 Stock Plan. This group currently includes five Directors, approximately three executive officers, certain other employees and external consultants.

Shares Available for Awards. If the 2009 Stock Plan is approved 28,000,000 shares of the Common Stock will be reserved for awards under this plan. Shares delivered under the 2009 Stock Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, Preferred Stock, treasury shares or shares of stock acquired by us. On the Record Date, the closing price of a share of our Common Stock on the OTCBB was $0.002.

Shares reserved for awards that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2009 Stock Plan. Substitute awards may be granted under the 2009 Stock Plan in substitution for stock and stock-based awards held by employees, Directors, consultants or advisors of an acquired company in a merger or consolidation. Substitute awards will not count against the share limit under the 2009 Stock Plan. Awards other than stock options and restricted stock may be settled in a form other than common stock, such as cash.

Adjustments. The aggregate number of shares under the 2009 Stock Plan, the class of shares as to which awards may be granted and the exercise price of and number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Types of Awards. The 2009 Stock Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2009 Stock Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet those requirements. The exercise price of a stock option shall not be less than 100% of the Fair Market Value per share of our Common Stock on the date of grant, except as otherwise specifically determined by the Board, and the term may not be longer than ten years, subject to certain rules applicable to incentive stock options. The 2009 Stock Plan prohibits the re-pricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Stock appreciation rights may be settled in cash, common stock or a combination of the two, as determined by the committee. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, cash or a combination thereof based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The 2009 Stock Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares and other awards that are convertible into our Common Stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the 2009 Stock Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions must be based on any one of the following performance goals or combination thereof which may be applicable on a Corporation-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

•	General Financial Objectives:

▪	Increasing the Corporation’s net sales;
▪
Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

▪
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Corporation, an affiliate, or a business unit;

▪	Achieving a target return on the Corporation’s (or an affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;
▪	Maintaining or achieving a target level of appreciation in the price of the shares;
▪	Increasing the Corporation’s (or an affiliate’s) market share to a specified target level;
▪	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;
▪	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;
▪	Achieving specified reductions in costs or targeted levels in costs;
▪	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and
▪	Achieving a level of cash flow.

•	Operational Objectives:

▪	Achieving a listing on a national stock exchange;
▪	Introducing one or more products into one or more new markets;
▪	Acquiring a prescribed number of new clients in a line of business;
▪	Achieving a prescribed level of productivity within a business unit;
▪	Completing specified projects within or below the applicable budget;
▪	Completing acquisitions of other businesses or integrating acquired businesses; and
▪	Expanding into other markets.

•	And any other criteria established by the committee (but only if such other criteria are approved by our stockholders).

Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

Nontransferability. In general, awards under the 2009 Stock Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members.

Change in Control. The committee has the discretion to determine the treatment of awards upon a change in control.

Withholding. We are authorized to withhold from any award granted and any payment relating to any award under the 2009 Stock Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of Common Stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. The committee may amend, alter, suspend, or terminate the 2009 Stock Plan at any time. If necessary to comply with any applicable law, any such amendment will be subject to stockholder approval. Without the consent of an affected participant, no action may impair the rights of such participant under any previously granted award, without his or her consent, unless required to comply with applicable law.

Effective Date and Duration. The 2009 Stock Plan will become effective on the Effective Date. Unless it is terminated sooner, the 2009 Stock Plan will terminate upon the earlier of the 10th anniversary of the Effective Date or the date all shares available for issuance under the 2009 Stock Plan have been issued and vested.

Federal Income Tax Consequences

The material federal income tax consequences of the grant and exercise of stock options and other awards under the 2009 Stock Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2009 Stock Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.

Stock Options. The grant of a stock option will have no tax consequences to grantee or to us. In general, upon the exercise of an incentive stock option, the grantee will not recognize income and we will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the grantee or to us. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to us. When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount.

Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its three other most highly compensated executive officers, other than an executive officer serving solely as the chief financial officer, to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2009 Stock Plan permits the grant of awards that qualify as performance-based compensation (such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as restricted stock and restricted stock units that are not conditioned on achievement of performance goals). If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m) of the Code, they will be fully deductible by us.

New Plan Benefits. The committee has not granted any awards under the 2009 Stock Plan. If the 2009 Stock Plan is approved by our stockholders, any future grants of awards thereunder that will be made to other eligible executive officers, employees and Directors are subject to the discretion of the committee and, therefore, are not determinable at this time.

OTHER MATTERS

Additional information concerning the Corporation including its annual report on Form 10-K for the year ended December 31, 2007 and quarterly reports on Form 10-Q for the past quarters ended September 30, 2008, June 30, 2008 and March 31, 2008, any reports on Form 8-K or other forms which have been filed with the SEC are incorporated herein by reference. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports and other information at http://www.sec.gov.

Written copies of the Corporation’s annual Report for the fiscal year 2008, when available, and the Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 will be provided, without charge, upon written request to China Health Resource, Inc., 343 Sui Zhou Zhong Road, Suining City, Sichuan Province, PRC.

By order of the Board of Directors,

	By:	/s/ Jiayin Wang
Jiayin Wang
President

February •, 2009